UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 18, 2012

CHINA PRECISION STEEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23039	14-1623047
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

18th Floor, Teda Building

87 Wing Lok Street, Sheungwan, Hong Kong

Special Administrative Region of the People’s Republic of China

(Address of principal executive offices)

+852-2543-2290
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4(c))

Item 3.01.           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in a current report on Form 8-K filed by China Precision Steel, Inc. (the “Company”) with the Securities and Exchange Commission on August 16, 2012, Che Kin Lui resigned as a member of the Board of Directors of the Company and as a member of the Board’s Audit, Compensation and Nominating and Corporate Governance Committees, effective August 8, 2012. Currently, the Company’s Board of Directors consists of two independent directors and two non-independent directors and the Audit Committee is comprised of two members.

On October 18, 2012, the Company received a deficiency letter from the Listing Qualifications Staff at The NASDAQ Stock Market (“NASDAQ”) stating that the Company no longer complies with the independent director and audit committee composition rules set forth in NASDAQ Listing Rule 5605, requiring an Audit Committee to consist of at least three independent members of the board of directors. Consistent with NASDAQ Listing Rules 5605(b)(1)(A) and 5605(c)(4), NASDAQ has provided the Company with a cure period in order to regain compliance with the audit committee requirements. The Company has been given the earlier of the Company’s next annual shareholders’ meeting or August 8, 2013 to regain compliance, except that, if the Company’s next annual shareholders’ meeting is held before February 4, 2013, then the Company must evidence compliance by no later than February 4, 2013.

The Company is in the process of vetting suitable candidates for appointment to the Company's Board of Directors and Audit Committee within the cure period who meet the NASDAQ independence requirements.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2012
CHINA PRECISION STEEL, INC.

	By:	/s/ Leada Tak Tai Li
Leada Tak Tai Li
Chief Financial Officer

3